ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS AGREEMENT is made and entered into as of May 1, 2001, by and among U.S. Bank National Association ("U.S. Bank"), U.S.
Bancorp Piper Jaffray Asset Management, Inc. ("PJAM") and Aquila
Management Corporation ("Aquila").

         WHEREAS, Aquila, a registered investment adviser under the Investment Advisers Act of 1940, serves as the investment adviser to The Cascades Trust (the "Trust"), including Tax-Free Trust of Oregon (the "Fund"), a separately managed series of the Trust; and

         WHEREAS, U.S. Bank currently serves as the Fund's sub-adviser, rendering investment advisory services through its First American Asset Management ("FAAM") division, pursuant to the terms of the Tax-Free Trust of Oregon Sub-Advisory Agreement dated as of October 31, 1997, by and between U.S. Bank and Aquila, in the form appended hereto as Exhibit A (the "Sub-Advisory Agreement"), which is incorporated herein by reference; and

         WHEREAS, U.S. Bank wishes to assign its rights, duties and responsibilities under the Sub-Advisory Agreement to PJAM, and PJAM wishes to assume such rights, duties and responsibilities, each subject to the terms and conditions of this Agreement; and

         WHEREAS, U.S. Bank has delivered to Aquila, for the benefit of the Fund, the opinion of Dorsey & Whitney LLP to the effect that the transfer by U.S. Bank (FAAM) of the agreement under which U.S. Bank (FAAM) serves as the Fund's sub-adviser will not constitute an "assignment" of such agreement within the meaning of the Investment Company Act of 1940 and has represented, based upon that opinion, that approval by the affected mutual funds' directors/trustees or shareholders will not be required in connection with such proposed transfer.

         WHEREAS, the Board of Trustees of the Trust, including a majority of the trustees who are not parties to this Agreement or "interested persons" (within the meaning of the Investment Company Act of 1940) of any party to this Agreement, has approved and authorized the execution and delivery of this Agreement.

         NOW, THEREFORE, the parties to this Agreement, intending to be legally bound, agree as follows:

         1. U.S. Bank hereby assigns and conveys all of its rights, duties and obligations under the Sub-Advisory Agreement to PJAM, and PJAM hereby assumes all of such rights, duties and obligations under the Sub-Advisory Agreement, in each case subject to the terms of this Agreement.

         2. Except as modified by this Agreement, all of the provisions, terms and conditions set forth in the Sub-Advisory Agreement shall remain in full force and effect.

         3. Nothing in this Agreement shall be deemed to require the Trust or the Fund to take any action contrary to the Trust's Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust's Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust or the Fund.

         4.       Aquila and the Trust hereby consent to this Agreement.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

U.S. BANK NATIONAL ASSOCIATION               U.S. BANCORP PIPER JAFFRAY ASSET
                                              MANAGEMENT, INC.


By                                            By
   -------------------------------            ----------------------------------
Name:                                         Name:
Title:                                        Title:

AQUILA MANAGEMENT CORPORATION                 THE CASCADES TRUST


By                                             By
   --------------------------------            ---------------------------------
Name:                                          Name:
Title:                                         Title:


M1:745465.01

                                   APPENDIX A


                            TAX-FREE TRUST OF OREGON
                             SUB-ADVISORY AGREEMENT


     THIS AGREEMENT, made as of October 31, 1997 by and between Aquila Management Corporation, a New York Corporation (the "Manager"), 380 Madison Avenue, Suite 2300, New York, New York 10017 and U.S. BANK NATIONAL ASSOCIATION (the "Sub-Adviser"), 601 Second Avenue, Minneapolis, MN 55402

                      W I T N E S S E T H :

         WHEREAS, Tax-Free Trust of Oregon (the "Trust") is a series of The Cascades Trust, a Massachusetts business trust which is registered under the Investment Company Act of 1940 (the "Act") as an open-end, non-diversified management investment company;

         WHEREAS, the Manager has entered into an Advisory and Administration Agreement as of the date hereof with the Trust (the "Advisory and Administration Agreement") pursuant to which the Manager shall act as investment adviser with respect to the Trust; and

         WHEREAS, pursuant to paragraph 2 of the Advisory and Administration Agreement, the Manager wishes to retain the Sub- Adviser for purposes of rendering investment advisory services to the Manager in connection with the Trust upon the terms and conditions hereinafter set forth;

     NOW THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. In General

         The Manager hereby appoints the Sub-Adviser to render, to the Manager and to the Trust, investment research and advisory services as set forth below under the supervision of the Manager and subject to the approval and direction of the Board of Trustees of the Trust. The Sub-Adviser shall, all as more fully set forth herein, act as managerial investment adviser to the Trust with respect to the investment of the Trust's assets, and supervise and arrange the purchase of securities for and the sale of securities held in the portfolio of the Trust.

2. Duties and Obligations of the Sub-Adviser With Respect To
   ---------------------------------------------------------
Investment of the Assets of the Trust
-------------------------------------

         (a) Subject to the succeeding provisions of this section and subject to the direction and control of the Manager and the Board of Trustees of the Trust, the Sub-Adviser shall:

         (i) supervise continuously the investment program of the Trust and the composition of its portfolio;

         (ii) determine what securities shall be purchased or sold by the Trust;

         (iii) arrange for the purchase and the sale of securities held in the portfolio of the Trust;

         (iv) at its expense provide for pricing of the Trust's portfolio daily using a pricing service or other source of pricing information satisfactory to the Trust and, unless otherwise directed by the Board of Trustees, provide for pricing of the Trust's portfolio at least quarterly using another such source satisfactory to the Trust; and

         (v) consult with the Manager in connection with its duties hereunder.

         (b) Any investment program furnished by the Sub-Adviser under this section shall at all times conform to, and be in accordance with, any requirements imposed by: (1) the Investment Company Act of 1940 (the "Act") and any rules or regulations in force thereunder; (2) any other applicable laws, rules and regulations; (3) the Declaration of Trust and By-Laws of the Trust as amended from time to time; (4) any policies and determinations of the Board of Trustees of the Trust; and (5) the fundamental policies of the Trust, as reflected in its registration statement under the Act or as amended by the shareholders of the Trust.

         (c) The Sub-Adviser shall give to the Manager and to the Trust the benefit of its best judgment and effort in rendering services hereunder, but the Sub-Adviser shall not be liable for any loss sustained by reason of the adoption of any investment policy or the purchase, sale or retention of any security, whether or not such purchase, sale or retention shall have been based upon (i) its own investigation and research or (ii) investigation and research made by any other individual, firm or corporation, if such purchase, sale or retention shall have been made and such other individual, firm or corporation shall have been selected in good faith by the Sub-Adviser.

         (d) Nothing in this Agreement shall prevent the Sub-Adviser or any affiliated person (as defined in the Act) of the Sub- Adviser from acting as investment adviser or manager for any other person, firm or corporation and shall not in any way limit or restrict the Sub-Adviser or any such affiliated person from buying, selling or trading any securities for its own or their own accounts or for the accounts of others for whom it or they may be acting, provided, however, that the Sub-Adviser expressly represents that, while acting as Sub-Adviser, it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.


         (e) In connection with its duties to arrange for the purchase and sale of the Trust's portfolio securities, the Sub- Adviser shall select such broker-dealers ("dealers") as shall, in the Sub-Adviser's judgment, implement the policy of the Trust to achieve "best execution," i.e., prompt, efficient, and reliable execution of orders at the most favorable net price. The Sub-Adviser shall cause the Trust to deal directly with the selling or purchasing principal or market maker without incurring brokerage commissions unless the Sub-Adviser determines that better price or execution may be obtained by paying such commissions; the Trust expects that most transactions will be principal transactions at net prices and that the Trust will incur little or no brokerage costs. The Trust understands that purchases from underwriters include a commission or concession paid by the issuer to the underwriter and that principal transactions placed through dealers include a spread between the bid and asked prices. In allocating transactions to dealers, the Sub-Adviser is authorized to consider, in determining whether a particular dealer will provide best execution, the dealer's reliability, integrity, financial condition and risk in positioning the securities involved, as well as the difficulty of the transaction in question, and thus need not pay the lowest spread or commission available if the Sub-Adviser determines in good faith that the amount of commission is reasonable in relation to the value of the brokerage and research services provided by the dealer, viewed either in terms of the particular transaction or the Sub-Adviser's overall responsibilities. If, on the foregoing basis, the transaction in question could be allocated to two or more dealers, the Sub-Adviser is authorized, in making such allocation, to consider (i) whether a dealer has provided research services, as further discussed below; and
(ii) whether a dealer has sold shares of the Trust. Such research may be in written form or through direct contact with individuals and may include quotations on portfolio securities and information on particular issuers and industries, as well as on market, economic, or institutional activities. The Trust recognizes that no dollar value can be placed on such research services or on execution services and that such research services may or may not be useful to the Trust and may be used for the benefit of the Sub-Adviser or its other clients.

         (f) The Sub-Adviser agrees to maintain, and to preserve for the periods prescribed, such books and records with respect to the portfolio transactions of the Trust as are required by applicable law and regulation, and agrees that all records which it maintains for the Trust on behalf of the Manager shall be the property of the Trust and shall be surrendered promptly to the Trust or the Manager upon request.

         (g) The Sub-Adviser agrees to furnish to the Manager and to the Board of Trustees of the Trust such periodic and special reports as each may reasonably request.

         (h) It is agreed that the Sub-Adviser shall have no responsibility or liability for the accuracy or completeness of the Trust's Registration Statement under the Act and the Securities Act of 1933, except for information supplied by the Sub-Adviser for inclusion therein. The Sub-Adviser shall promptly inform the Trust as to any information concerning the Sub-Adviser appropriate for inclusion in such Registration Statement, or as to any transaction or proposed transaction which might result in an assignment (as defined in the Act) of this Agreement.

         (i) The Sub-Adviser shall not be liable for any error in judgment or for any loss suffered by the Trust or its security holders in connection with the matters to which this Agreement relates, except a loss resulting from wilful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Nothing in this Agreement shall, or shall be construed to, waive or limit any rights which the Trust may have under federal and state securities laws which may impose liability under certain circumstances on persons who act in good faith.

         (j) To the extent that the Manager is indemnified under the Trust's Declaration of Trust with respect to the services provided hereunder by the Sub-Adviser, the Manager agrees to provide the Sub-Adviser the benefits of such indemnification.

3.  Allocation of Expenses

         The Sub-Adviser shall bear all of the expenses it incurs in fulfilling its obligations under this Agreement. In particular, but without limiting the generality of the foregoing: the Sub- Adviser shall furnish, at the Sub-Adviser's expense, all office space, facilities, equipment and clerical personnel necessary for carrying out its duties under this Agreement. The Sub-Adviser shall supply, or cause to be supplied, to any investment adviser, administrator or principal underwriter of the Trust all necessary financial information in connection with such adviser's, administrator's or principal underwriter's duties under any agreement between such adviser, administrator or principal underwriter and the Trust. The Sub-Adviser will also pay all compensation of the Trust's officers, employees, and Trustees, if any, who are affiliated persons of the Sub-Adviser.

4. Compensation of the Sub-Adviser

          The Manager agrees to pay the Sub-Adviser, and the Sub- Adviser agrees to accept as full compensation for all services rendered by the Sub-Adviser as such, a management fee payable monthly and computed on the net asset value of the Trust as of the close of business each business day at the annual rates of
0.23 of 1% of such net asset value, provided, however, that for any day that the Trust pays or accrues a fee under the Distribution Plan of the Trust based upon the assets of the Trust, the annual fee shall be payable at the annual rate of
0.18 of 1% of such net asset value.


5. Duration and Termination

         (a) This Agreement shall become effective on the day it is approved by the shareholders of the Trust and shall, unless terminated as hereinafter provided, continue in effect until the June 30 next preceding the first anniversary of the effective date of this Agreement, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually (1) by a vote of the Trust's Board of Trustees, including a vote of a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party, with votes cast in person at a meeting called for the purpose of voting on such approval, or (2) by a vote of the holders of a "majority" (as so defined) of the outstanding voting securities of the Trust and by such a vote of the Trustees.

         (b) This Agreement may be terminated by the Sub-Adviser at any time without penalty upon giving the Manager and the Trust sixty days' written notice (which notice may be waived). This Agreement may be terminated by the Manager or the Trust at any time without penalty upon giving the Sub-Adviser sixty days' written notice (which notice may be waived by the Sub-Adviser), provided that such termination by the Trust shall be directed or approved by a vote of a majority of its Trustees in office at the time or by a vote of the holders of a majority (as defined in the Act) of the voting securities of the Trust outstanding and entitled to vote. This Agreement shall automatically terminate in the event of its assignment (as defined in the Act) or the termination of the Advisory and Administration Agreement. The Sub-Adviser agrees that it will not exercise its termination rights for at least three years from the effective date of this Agreement, except for regulatory reasons.



6. Notices of Meetings

         The Manager agrees that notice of each meeting of the Board of Trustees of the Trust will be sent to the Sub-Adviser and that Sub-Adviser will make appropriate arrangements for the attendance (as persons present by invitation) of such person or persons as the Sub-Adviser may designate.

7. Special Provisions

         (a) For the duration of this Agreement, the Sub-Adviser will not cause or permit any Converted Fund, as hereafter defined, to offer or sell its shares directly to retail customers, but shall restrict such offers or sales to institutions acting for investors in a fiduciary, advisory, agency, custodial or similar capacity. A Converted Fund is an investment company registered under the Investment Company Act of 1940 which (i) is provided with portfolio management by the Sub-Adviser or any affiliate thereof; (ii) has acquired, otherwise than by portfolio purchases in the normal course of business, assets previously held in a common trust fund managed by the Sub-Adviser or its predecessors in interest, including Qualivest Capital Management, Inc. or any affiliate thereof; and (iii) invests in municipal securities issued by the State of Oregon or its political subdivisions.

         (b) The Sub-Adviser, under the supervision of the Manager, shall provide at its expense portfolio management particularly qualified to manage investments in which the Trust primarily invests, and such portfolio management shall be located in the state of issuers of such investments.

          IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the day and year first above written.









ATTEST:                                     AQUILA MANAGEMENT CORPORATION



                                            By______________________
-------------------                           ----------------------


ATTEST:                                     U.S. BANK NATIONAL ASSOCIATION




                                                     By ______________________
-------------------